Exhibit 10.15
PERFORMANCE SHARE AWARD AND RESTRICTED STOCK UNIT AWARD AGREEMENT
Year 2024 LTIP Award

THIS PERFORMANCE SHARE AWARD AND RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made and entered into on [ ], 2024, but effective as of [ ] (the “Grant Date”) by and between Diversified Energy Company PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), and [_____________________], a resident of the State of [_____________] in the United States (the “Recipient”). Capitalized terms that are used but not defined in this Agreement shall have the meaning ascribed to them in the Plan (as defined below).

WHEREAS, the Recipient is an Employee of a subsidiary of the Company; and

WHEREAS, the Company has adopted the Diversified Energy Company PLC 2017 Equity Incentive Plan (as amended and restated, the “Plan”), pursuant to which Performance Share Awards and Restricted Stock Unit Awards may be granted to Employees of the Company and its Affiliates; and

WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders to grant the Performance Share Award and Restricted Stock Unit Award provided for herein to the Recipient, on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

1.Grant of Awards

1.1.Performance Share Award

1.1.1.Pursuant to Section 7.3 of the Plan, the Company hereby issues to the Recipient on the Grant Date a Performance Share Award (the “Performance Share Award”) for a target number of [_________] shares of Common Stock of the Company (the “Performance Share Target Award”). This Performance Share Award represents the right to earn up to one hundred percent (100%) of the Performance Share Target Award, subject to the terms and conditions set forth in this Agreement and the Plan.

1.1.2.For purposes of this Agreement, the term “Performance Period” means the 3-year period beginning on January 1, 2024, and ending on December 31, 2026.

1.2.Restricted Stock Unit Award. Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Recipient on the Grant Date [_________] Restricted Stock Units (the “Restricted Stock Units”; collectively with the Performance Share Award, the “Award”). Each Restricted Stock Unit represents the right to receive one share of Common Stock of the Company, subject to the terms and conditions set forth in this Agreement and the Plan. Notwithstanding anything to the contrary herein, there shall be no conditions or limitations on vesting or settlement of the Restricted Stock Units so long as the Recipient is in Continuous Service at the end of the Performance Period (or is otherwise entitled to vesting and settlement under Section 6).

1.3.Separate Account. If required under accounting best practices and guidance, the Award shall be credited to a separate account maintained for the Recipient on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

2.Consideration. The grant of the Award is made in consideration of the services to be rendered by the Recipient to the Company.

3.Performance Share Award - Performance Goal. With respect to the Performance Share Award, the number of shares of the Company’s Common Stock earned by the Recipient for the Performance Period will be determined at the end of the Performance Period based on the level of achievement of the Performance Goal, as provided for in accordance with Exhibit A; for clarity, the number of shares of the Company’s Common Stock earned shall be calculated by multiplying the final aggregate resulting percentage from the four components set forth on Exhibit A by the Performance Share Target Award. Subject to the terms of this Agreement, if the threshold level of the Performance Goal is not reached for the Performance Period, the Performance Share Award and the Recipient’s right to receive any shares of the Company’s Common Stock pursuant to this Agreement shall automatically expire and be forfeited without payment of any consideration, effective as of the last day of the Performance Period. All determinations of whether the Performance Goal has been achieved, the number of shares of the Company’s Common Stock earned by the Recipient, and all other matters related to this Section 3 shall be made by the Company in its sole discretion.

4.RSU Vesting. Provided that the Recipient remains in Continuous Service through the end of the Performance Period, the Restricted Stock Units will vest on the calendar day following completion of the Performance Period. The Restricted Stock Units shall settle into shares of the Company’s Common Stock in accordance with Section 5.

5.Earned Shares. Except as provided in Section 6, promptly following completion of the Performance Period, and in any event no later than March 31 of the calendar year following the end of the Performance Period, (a) the Company will review and certify in writing (i) whether, and to what extent, the Performance Goal as to the Performance Share Award for the Performance Period has been achieved, and (ii) the number of shares of the Company’s Common Stock that the Recipient has earned under the Performance Share Award and that are to be issued by the Company, rounded down to the nearest whole share (plus the number of vested Restricted Stock Units, plus any shares issued pursuant to Dividend Equivalents, the “Earned Shares”), (b) the Company shall issue or cause to be issued in the name of the Recipient the number of shares of the Company’s Common Stock equal to the number of Earned Shares, if any, and (c) the Company shall enter the Recipient’s name on the books of the Company as a shareholder of record of the Company with respect to the Earned Shares, if any, as of the date of the Company’s written certification (the “Certification Date”). The Earned Shares shall be issued with an effective date of March 15. Such written certification of the Company shall be final, conclusive and binding on the Recipient and on all other persons, to the maximum extent permitted by law.

6.Forfeiture; Effect of the Recipient’s Death, Disability or Other Termination; Change in Control

6.1.Except as provided in this Agreement, if the Recipient’s Continuous Service terminates for any reason prior to the end of the Performance Period, the Award and the Recipient’s right to receive any Earned Shares pursuant to this Agreement shall automatically expire and be forfeited without payment of any consideration, effective as of the last day of the Performance Period.

6.2.Notwithstanding anything to the contrary herein: (i) if the Recipient’s Continuous Service terminates prior to the Certification Date as a result of the Recipient’s death, professional retirement (as determined by Company in its discretion), Disability, termination by the Company without Cause or termination by the Recipient for Good Reason or (ii) if the Recipient’s Continuous Service terminates prior to the Certification Date as a result of termination by the Recipient without Good Reason and the Company exercises its sole discretion to determine that such Award shall not be canceled due to such termination of Continuous Service, then, in the case of either (i) or (ii): (A) the Recipient will be issued a pro rata portion of the Earned Shares otherwise issuable pursuant to Section 3 above, with such pro rata portion calculated by multiplying the number of Earned Shares that would have been issued had the Recipient’s Continuous Service not terminated prior to the Certification Date by a fraction, the numerator of which equals the number of days that the Recipient was in Continuous Service to the Company during the Performance Period and the denominator of which equals 1,095 (the “Proration Fraction”), rounded down to the nearest whole share; and (B) 100% of the unvested Restricted Stock Units multiplied by the Proration Fraction will vest and settle into shares of the Company’s Common Stock. Provided, however, that the Company in its sole discretion may determine that such Award under (A) will be issued at the Performance Share Target Award level without proration, and (B) will be issued at the full Restricted Stock Unit number without proration. Any issuance under this paragraph shall occur no later than fifteen (15) days following the termination of Continuous Service.

6.3.Notwithstanding anything to the contrary herein, if there is a Change in Control of the Company prior to the Certification Date, so long as the Recipient is in Continuous Service at such time of Change in Control: (A) the Recipient will be issued a pro rata portion of the Earned Shares otherwise issuable pursuant to Section 3 above, with such pro rata portion calculated by multiplying the number of Earned Shares that would have been issued at the Certification Date by a fraction, the numerator of which equals the number of days that the Recipient was in Continuous Service to the Company during the Performance Period through the date of Change in Control and the denominator of which is 1,095, rounded down to the nearest whole share; and (B) 100% of the unvested Restricted Stock Units multiplied by the fraction set forth in (A) above, will vest and settle into shares of the Company’s Common Stock. Additionally, there shall be added to the same any shares issued pursuant to Dividend Equivalents. Such shares of the Company’s Common Stock shall be issued to the Recipient (or an equivalent cash amount paid to the Recipient) no later than fifteen (15) days following the Change in Control. Notwithstanding anything to the contrary herein, if the Recipient receives all or a portion of the Earned Shares upon a termination of Continuous Service pursuant to Section 6.2, such payment shall be deducted from any excess amount due under this Section 6.3.

7.Restrictions on Transfer. Subject to any exceptions set forth in this Agreement or the Plan, the Award or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Recipient without the advance written consent of the Company. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Award or the rights relating thereto in violation of the provisions of this Agreement shall be wholly ineffective and void on its face.

8.Rights as Shareholder; Dividends

8.1.The Recipient shall not have any rights of a shareholder with respect to the Award prior to the issuance of any Earned Shares on the Certification Date.

8.2.Upon and following the issuance of any Earned Shares, the Recipient shall be the record owner of such shares unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting and dividend rights).

8.3.During the Performance Period, each Earned Share (representing one share of Common Stock) shall be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Such Dividend Equivalents shall be paid (in cash or shares of Common Stock) to the Recipient upon the issuance of the underlying Earned Shares. The Company may, in its sole discretion, exclude any special dividends paid by the Company.

9.No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Recipient any right to be retained in any position, as an Employee, Consultant or Director of the Company or any Affiliate of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Recipient’s Continuous Service at any time, with or without Cause.

10.Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the Award shall be adjusted in any manner as contemplated by Section 11 of the Plan.

11.Tax Liability and Withholding

11.1.The Recipient shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Recipient pursuant to the Plan, the amount of any required withholding taxes in respect of any Earned Shares and to take all such other action as the Company deems necessary to satisfy all obligations for the payment of such withholding taxes. The Company may permit the Recipient to satisfy any federal, state or local tax withholding obligation by any of the following means (subject to Section 409A of the Code, in addition to the Company’s right to withhold from compensation paid to the Recipient), or by a combination of such means:

11.1.1.tendering a cash payment.

11.1.2.authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Recipient; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law.

11.1.3.delivering to the Company previously owned and unencumbered shares of Common Stock.

11.2.Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Recipient’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant of the Award, the issuance of any Earned Shares or the subsequent sale of any shares; and (b) does not commit to structure the Award to reduce or eliminate the Recipient’s liability for Tax-Related Items.

12.Compliance with Law. The issuance and transfer of shares of Common Stock in connection with any Earned Shares shall be subject to compliance by the Company and the Recipient with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed, including the London Stock Exchange. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

13.Representations and Warranties and Covenants of the Recipient. The Recipient hereby represents and warrants to and covenants with the Company as follows:

13.1.The Recipient acknowledges that (a) neither the Award granted pursuant to this Agreement nor any Earned Shares (such Award and such Earned Shares, collectively, the “Securities”), have been registered under the Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any other jurisdiction, and (b) the Securities are being issued to the Recipient in reliance upon the exemption from such registration provided by Rule 701 under the 1933 Act and/or Section 4(2) of the 1933 Act and other exemptions under applicable state “blue sky” securities laws and applicable securities laws of the United Kingdom.

13.2.The Recipient is acquiring the Securities solely for the Recipient’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities.

13.3.The Recipient understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the grant of the Award meets the requirements for exemptions from registration under federal, state and foreign securities laws.

13.4.The Recipient has been informed that (i) the Securities are “restricted securities” under the 1933 Act, (ii) any transfer of the Securities is subject to restrictions under the 1933 Act and may be subject to restrictions imposed under state “blue sky” securities laws and other applicable securities laws, (iii) none of the Securities may be transferred by the Recipient unless and until such transfer, to the satisfaction of the Company and its counsel, (A) has been registered with the United States Securities and Exchange Commission (the “Commission”) or an exemption therefrom has been fully complied with, and (B) has fully complied with state “blue sky” securities laws and other applicable securities laws, and (iv) the Company is under no obligation to register the Securities with the Commission under the 1933 Act, with any regulatory authority under state “blue sky” securities laws and other applicable securities laws, or with any stock exchange.

13.5.The Recipient understands and accepts that an investment in the Common Stock involves various risks, including the risks outlined in the documents that the Company has filed with the Financial Conduct Authority in the United Kingdom and/or the London Stock Exchange, and in this Agreement.

13.6.The Recipient is not relying on (and will not at any time rely on) any communication (written or oral) of the Company or any of its Affiliates, as investment or tax advice or as a recommendation to accept this Award or invest in the Common Stock. With the assistance of the Recipient’s own professional advisors, to the extent that the Recipient has deemed appropriate, the Recipient has made its own legal, tax, accounting and financial evaluation of the merits and risks of this Award, an investment in the Common Stock and the consequences of this Agreement.

13.7.As a condition to the grant of this Award, the Recipient acknowledges and agrees that, notwithstanding anything in the Plan or this Agreement to the contrary, (i) this Award and any Earned Shares hereunder are subject in all respects to any written policy or policies adopted from time to time by the Board or the Remuneration Committee of the Board (the “Committee”) (as in effect from time to time, “Company Policies”), including without limitation the Company’s Malus and Clawback Policy, as amended or replaced from time to time (the “Clawback Policy”), and any other equity ownership or equity retention policy, as applicable, and (ii) the Company shall be entitled, to the extent permitted or required by applicable law (including Section 409A), Company Policy and/or the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading, in each case, as in effect from time to time, to recoup or claw back compensation of whatever kind paid by the Company or any of its Affiliates at any time to the Recipient under this Award. In order to give effect to the provisions of the Clawback Policy as to this Award, the Recipient (i) hereby formally appoints the Company (acting at the direction of the Committee) as his or her attorney-in-fact and agent, which power of attorney shall be coupled with an interest and shall have full power of substitution and resubstitution, in any and all capacities with respect to the Clawback Policy as to this Award, and any other documents in connection therewith as the Company may deem necessary or desirable, each in such form as the Company may approve, and (ii) hereby agrees to indemnify each of the Company and its Directors and employees acting at the direction of the Board or any committee thereof for any losses, damages, fees and expenses incurred in connection with any and all acts undertaken by the Company, the Board or any committee thereof (or any Director or employee acting at the direction of the Board or such committee) in order to give effect to the Clawback Policy with respect to the Award.

14.Disposition of Common Stock Underlying the Award

14.1.The Recipient hereby agrees that the Recipient will make no disposition of any Earned Shares unless and until:

14.1.1.the Recipient has notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

14.1.2.the Recipient has complied with all requirements of this Agreement applicable to the disposition of the Common Stock;

14.1.3.only to the extent legally required by law, the Recipient has provided the Company an opinion of counsel or other evidence in form and substance satisfactory to the Company, that (i) the proposed disposition does not require registration of the Common Stock under any applicable securities laws or laws governing the transferability of the Common Stock, including United States federal securities laws, state “blue sky” securities laws, laws of the United Kingdom governing securities and similarly applicable laws of any other jurisdiction, or (ii) all appropriate action necessary for compliance with the registration requirements of applicable securities laws of the United States, applicable state “blue sky” securities laws in the United States, applicable securities laws of the United Kingdom and any other jurisdiction or of any exemption therefrom has been taken; and

14.1.4.any other applicable contractual, legal or regulatory restrictions imposed upon the transfer of the Common Stock have been complied with or expired, including without limitation, any restrictions in the nature of “lock-up” periods imposed in connection with any public offering or registration of shares with any governmental or regulatory authority or any securities exchange.

14.2.The Recipient acknowledges and agrees that the Company will not be required to (i) transfer on its books any shares of Common Stock issuable under this Agreement that have been sold or transferred in violation of the provisions of this Agreement, or (ii) treat as the owner of such shares, or otherwise to accord voting or dividend rights to, any transferee to whom such shares have been transferred in contravention of this Agreement.

14.3.The Recipient acknowledges and agrees that, in order to reflect the restrictions described in this Agreement on the disposition of any shares of Common Stock issuable under this Agreement, any stock certificates for such shares may be endorsed with any restrictive legends that may be applicable, including legends setting forth the restrictions described in this Agreement.

15.Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Human Resources Officer of the Company at the Company’s principal corporate offices in Birmingham, Alabama, with a copy to the Company’s General Counsel, 414 Summers Street, Charleston, West Virginia 25301. Any notice required to be delivered to the Recipient under this Agreement shall be in writing and addressed to the Recipient at the Recipient’s address as shown below or in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

16.Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Alabama without regard to conflict of law principles.

17.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Recipient or the Company to the Chief Executive Officer for review. The resolution of such dispute by the Chief Executive Officer shall be final and binding on the Recipient and the Company.

18.Shares Subject to the Plan. This Agreement is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

19.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. The obligations of the Company under this Agreement shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Recipient and the Recipient’s beneficiaries, executors, administrators and the person(s) to whom the Earned Shares may be transferred by will or the laws of descent or distribution.

20.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

21.Discretionary Nature of the Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion; provided, that, unless otherwise provided in the Plan, no such termination or cancellation shall adversely affect the Recipient’s material rights under this Agreement without the Recipient’s consent. The grant of the Award does not create any contractual right or other right to receive any other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Recipient’s employment with the Company or an Affiliate of the Company.

22.Amendment. The Company has the right to amend, alter, suspend, discontinue or cancel the Award, prospectively or retroactively; provided, that, unless otherwise provided in the Plan, no such amendment, alteration, suspension, discontinuance or cancellation shall adversely affect the Recipient’s material rights under this Agreement without the Recipient’s consent. Nothing herein shall amend or supersede any binding agreement between Company and Recipient executed prior hereto.

23.Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the

Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Recipient on account of non-compliance with Section 409A of the Code.

24.No Impact on Other Benefits. Unless otherwise required by the terms of the applicable plan or program, the value of the Recipient’s Earned Shares is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

25.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

26.Recipient Undertaking. The Recipient hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Recipient or the Securities pursuant to the express provisions of this Agreement.

27.Acceptance. The Recipient hereby acknowledges receipt of a copy of the Plan and this Agreement. The Recipient has read and understands the terms and provisions thereof, and accepts the Award subject to all of the terms and conditions of the Plan and this Agreement. The Recipient acknowledges that there may be adverse tax consequences upon the issuance or disposition of any Earned Shares and that the Recipient has been advised to consult a tax advisor prior to such issuance or disposition.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DIVERSIFIED ENERGY COMPANY PLC

By: _____________________________________
Name:
Title:

RECIPIENT

By: _____________________________________
Name:    [_______________________________]
Address: [_____________________________]
     [_____________________________]

“EXHIBIT A”

1.DEFINITIONS

In this Exhibit A, the following words and expressions shall have the following meanings:

“Absolute TSR Performance Goal”	means the Performance Goal specified at Section 3 of this Exhibit;
“Comparator Group”	means the constituents of the FTSE 250 index (excluding investment trusts) at the commencement of the Performance Period and excluding the Company;
“Median”	means the number determined in accordance with the formula: (n ÷ 2) + 0.5 where ‘n’ equals the number of entities in the Comparator Group;
“Net Return Index”	the index that reflects movements in share price over a period plus dividends reinvested in shares on the ex-dividend date;
“Performance Goal”	means collectively the Absolute TSR Performance Goal, the Relative TSR Performance Goal, and the Three Year Average Free Cash Flow Growth Performance Goal, as specified in Section 2 of this Exhibit;

“Performance Period”
means the 3 year period beginning on January 1, 2024, and ending on December 31, 2026. Provided, however, for calculations performed pursuant to Sections 6.2 or 6.3 of the Agreement, the definition of “Performance Period” as utilized in this Exhibit (but not in the Agreement itself) shall be deemed to be the period of time commencing on January 1, 2024, and ending upon the last day of the month predating the Recipient’s separation from Continuous Service;

“Relative TSR Performance Goal”	means the performance goal specified at Section 4 of this Exhibit;
“Three Year Average Free Cash Flow Growth Performance Goal”	means the performance goal specified at Section 5 of this Exhibit;
“TSR”
means the change in the Net Return Index for a company (as calculated by an independent financial information provider selected by the Committee from time to time) over the Performance Period calculated in accordance with Section 3 or 4 of this Exhibit as applicable;

“TSR Ranking”
means the ranking of a company against the companies in the Comparator Group by reference to their respective TSRs with the company with the highest TSR ranked first and the company with the lowest TSR ranked last; and

“Upper Quartile”	means the number determined in accordance with the formula: (n ÷ 4) + 0.5 where ‘n’ is the number of companies in the Comparator Group.

Capitalized terms that are used but not defined in this Exhibit A shall have the meaning ascribed to them in the attached Agreement.

2.PERFORMANCE GOAL
The number of Earned Shares will be based (i) 40% on the Company’s Three Year Average Free Cash Flow Growth, as specified at Section 5 of this Exhibit (ii) 30% on the Company’s Absolute TSR, as specified at Section 3 of this Exhibit; and (iii) 30% on the Company’s methane intensity reduction (emissions), as determined in the Committee’s reasonable discretion using industry accepted methane intensity formulaic calculations, each determined over the Performance Period. Depending on the Company’s achievement of the Performance Goal, the Participant may earn between 0% (if the minimum thresholds set forth below are not reached) and 100% of the Performance Share Target Award (if the targets set forth below are reached or exceeded), in accordance with the following table:

Component	Weighted Portion of 2024 LTIP	Threshold KPI	Target KPI
Three Year Absolute Total Shareholder Return (“TSR”)	30%	8%	15%
Three Year Average Free Cash Flow Growth	40%	3% per annum	8% per annum
Three-Year Methane Intensity Reduction	30%	8% Reduction	15% Reduction
Note: Each of the KPI levels shall be weighted as follows: (i) Threshold KPI shall be 15%, (ii) Target KPI shall be 100%, and (iii) performance between the Threshold KPI and Target KPI for each Component shall be a percentage that is calculated as a pro rata straight-line between 15% and 100%.  For clarity, if the Company does not at least attain a level of Threshold KPI in a Component, then the weight attributed to that Component shall be 0%.

3.ABSOLUTE TSR PERFORMANCE GOAL

The compound annual percentage growth in the Company’s TSR over the Performance Period (“X”) shall be calculated according to the following formula:

X = (TSR 2 / TSR 1) 1/Y) – 1

where:

‘TSR1’ is the average Net Return Index of the Company over each weekday (excluding Saturdays, Sundays and bank holidays) during the 30 day period ending on the last dealing day prior to the commencement of the Performance Period;

‘TSR2’ is the average Net Return Index of the Company over each weekday (excluding Saturdays, Sundays and bank holidays) during the 30 day period ending on the last dealing day of the Performance Period;

‘Y’ shall be equal to the number of years in the Performance Period; and

‘X’ shall be calculated to two decimal places.

4.RELATIVE TSR PERFORMANCE GOAL

4.1    Following the expiry of the Performance Period, the Committee shall arrange for a reputable provider of such information to calculate and report to the Committee on the TSR of the Company and of each company in the Comparator Group over the Performance Period and their corresponding TSR Ranking.

4.2     The TSR of the Company and of each company in the Comparator Group over the Performance Period shall be calculated as follows:

(TSR2 - TSR 1) / TSR 1
where:

‘TSR1’ is the average Net Return Index over each weekday (excluding Saturdays and Sundays and bank holidays) during the three month period immediately prior to the commencement of the Performance Period;

‘TSR2’ is the average Net Return Index over each weekday (excluding Saturdays and Sundays and bank holidays) during the three month period ending on the last day of the Performance Period;

4.3     For the purpose of this Section 4:

a)if the Company’s TSR is exactly the same as one of the ranked Comparator Group companies, the outcome of the Relative TSR Performance Goal will be calculated on the basis of that company’s rank; and
b)where the Company’s TSR falls between two ranks, the outcome of the Relative TSR Performance Goal will be on a straight-line interpolated basis between the TSR values of the companies immediately above and below the Company’s TSR.

4.4    If any member of the Comparator Group ceases to exist, its shares cease to be listed on a recognized stock exchange, or otherwise is so changed as to make it, in the opinion of the Committee, unsuitable as a member of the Comparator Group, the Committee may: (a) exclude that entity; (b) in the event of a takeover of any company within the Comparator Group, replace that company with the acquiring company; (c) include a substitute for that company; (d) track the future performance of that company by reference to an index; or (e) treat the company in any other way it decides is appropriate.

5.THREE YEAR AVERAGE FREE CASH FLOW GROWTH PERFORMANCE GOAL

5.1.    The “Average Free Cash Flow Growth” for the Performance Period shall represent the simple average of the Company’s Free Cash Flow Growth for each financial year within the Performance Period as calculated in accordance with Section 5.2 of this Exhibit.

5.2    The Average Free Cash Flow Growth of the Company for a financial year (“FCF Growth”) shall be expressed as a percentage and calculated according to the following formula and subject to other appropriate adjustments as determined by the Committee: FCF Growth = ((Year 1 for all elements) Net Cash Provided by Operations (as defined below) − Recurring Capital Expenditures (as defined below) – Cash Paid for Interest (as defined below)) / ((Base Year for all elements) Net Cash Provided by Operations – Recurring Capital Expenditures – Cash Paid for Interest)

5.3    “Net Cash Provided by Operations” means the net cash provided by operations line item as presented in the Company’s public financial results on the Consolidated Statement of Cash Flows.

5.4    “Recurring Capital Expenditures” means recurring capital expenditures as reported in the Company’s public financial results on the Consolidated Statement of Cash Flows.

5.5    “Cash Paid for Interest” means interest paid in cash as reported in the Company’s public financial results on the Consolidated Statement of Cash Flows in the cash flows from financing section.

6.APPLICATION OF PERFORMANCE GOAL

6.1    Except as set forth in the Plan or Award Agreement, to the extent that any element of the Performance Goal is not satisfied in full at the end of the Performance Period, the Performance Share Award shall lapse in respect of any shares of Common Stock of the Company comprising the Performance Share Target Award that have not become Earned Shares.

6.2    Where the operation of Sections 3, 4 and 5 of this Exhibit produces a number of Earned Shares that includes a fraction, this number shall be rounded down to the nearest whole Share.

A hypothetical illustration depicting the calculation methodology is attached hereto as “Appendix 1”.

“APPENDIX 1”
Hypothetical Illustration as to Performance Share Calculation Methodology

Component	Weighted Portion of Performance Share Unit Calculation	Hypothetical Company Performance Over 2024 - 2026	Corresponding Percentage Earned Under Hypothetical
Three Year Absolute Total Shareholder Return (“TSR”)	30%	Target	30.00% (100% of 30%)
Three Year Average Free Cash Flow Growth	40%	Target	40.00% (100% of 40%)
Three-Year Methane Intensity Reduction	30%	Threshold	4.50% (15% of 30%)
		Final Award Percentage:	74.50%

Target Award
(Total Maximum
Number of
Common Stock
Shares
Available)	100,000
Final Award
Percentage
(hypothetical
from above)	74.50%
Total Common
Stock Shares
Vested = (a)
Target Award
times (b) Final
Award
Percentage
(from above)
(hypothetical)	74,500

* For clarity, the above information on this Appendix is merely a hypothetical depiction for illustrative purposes, and the 74.50% Final Award Percentage amount shown on this Appendix is utilized for the sake of demonstrating how the vested number of Common Stock shares associated with the Performance Share Award would be determined if the final calculation of Performance Goals for the Performance Period of 2024 – 2026 equaled 74.50%. The numbers herein, including the total maximum of 100,000 shares, are for example purposes only.